UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 10, 2012

Vantage Drilling Company

(Exact name of registrant as specified in its charter)

Cayman Islands	1-34094	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard, Suite 800 Houston, TX	77056
(Address of principal executive offices)	(Zip Code)

(281) 404-4700

(Registrant's telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Extraordinary General Meeting in lieu of Annual General Meeting held on July 10, 2012 (the "Meeting"), the Company's shareholders elected nine directors for terms expiring on the date of the next annual general meeting. As to each nominee for director, the results of the voting were as follows:

Name of Nominee	Number of Votes For	Number of Votes Withheld	Number of Broker Non-Votes
Paul A. Bragg	222,527,602	1,815,956	38,757,587
Steven Bradshaw	222,447,037	1,896,521	38,757,587
Jorge E. Estrada	222,531,067	1,812,491	38,757,587
Robert F. Grantham	222,066,031	2,277,527	38,757,587
Marcelo D. Guiscardo	222,125,986	2,217,572	38,757,587
Ong Tian Khiam	219,916,970	4,426,588	38,757,587
John C.G. O'Leary	213,564,896	10,778,662	38,757,587
Duke Ligon	215,397,041	8,946,517	38,757,587
Steinar Thomassen	222,439,787	1,903,771	38,757,587

The result of the vote on the proposal to approve an ordinary resolution to increase the Company's ordinary share capital was as follows:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
250,264,243	12,206,673	522,210	108,019

The result of the vote on the proposal to ratify UHY LLP as the Company's independent registered public accounting firm was as follows:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
167,202,337	1,961,485	93,937,323	0

The result of the non-binding shareholder vote on the proposal to approve the compensation paid to the Company's named executive officers was as follows:

Number of Votes For	Number of Votes Against	Number of Votes Abstaining	Number of Broker Non-Votes
125,284,590	4,704,752	94,354,216	38,757,587

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2012

VANTAGE DRILLING COMPANY

/S/ DOUGLAS G. SMITH
Douglas G. Smith,
Chief Financial Officer

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